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                                                                    EXHIBIT 5(a)

                         [LETTERHEAD OF ANDREWS & KURTH
                     MAYOR, DAY, CALDWELL & KEETON L.L.P.]



                                 March 5, 2002


Board of Directors
Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-2141

Gentlemen:

        We have acted as counsel to Anadarko Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement is being filed pursuant to Rule 462(b) of the Act and relates to the Registration Statement on Form S-3 filed by the Company (Registration No. 333-55964). The Registration Statement relates to the offering by the Company of debt securities ("Debt Securities") of the Company, as set forth in the Registration Statement, form of prospectus with respect to such securities contained therein (the"Prospectus") and one or more supplements to such Prospectus (each, a "Prospectus Supplement"), for issuance from time to time pursuant to Rule 415 of the Act. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

        The Debt Securities will be issued pursuant to a senior indenture, dated as of March 9, 2001, between the Company and The Bank of New York, as trustee (the "Senior Indenture").

        In arriving at the opinions expressed below, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended to date,
(ii) the Registration Statement, (iii) the Registration Statement on Form S-3, as amended (Registration No. 333-55964), filed with the Commission pursuant to the Act (together with the Registration Statement, the "Registration Statements"), (iii) the Prospectus, (iv) the Senior Indenture and (v) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

        In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as
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certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         In rendering the opinions expressed below with respect to the Debt Securities, we have assumed that (i) the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein; (ii) any Supplemental Indenture to the Senior Indenture or officers' certificate pursuant to which any Debt Securities are issued will comply with the Senior Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with the Senior Indenture as then supplemented (including by such Supplemental Indenture) and any such officers' certificate; and (iii) the form and terms of such Debt Securities, when established, the issuance, sale and delivery thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, its Certificate of Incorporation or Bylaws, any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing)
Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Debt Security is to be issued (collectively, the "Holders") of a certificate for such Debt Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the class or series of Debt Securities of which such Debt Security is one, of a global security then evidencing such Debt Securities, and the issuance and sale of and payment for the Debt Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the "Board") and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

         Based upon and subject to the foregoing, and subject also to the limitations and other qualifications set forth below, with respect to any series of Debt Securities to be issued under the Senior Indenture, we are of the opinion that, when (a) the applicable supplement, if any, to the Senior Indenture has been duly authorized and validly executed and delivered by the Company and the Trustee, or the applicable officers' certificate has been duly authorized and validly executed and delivered (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company.
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         The validity and enforceability of any of the obligations of the
Company in respect to the Debt Securities are subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance, and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law that come to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the execution and delivery of each Supplemental Indenture and each officers' certificate with respect to the terms of the Debt Securities, and at the time of the issuance and delivery of the Debt Securities (a) the Company will be validly existing in good standing under the law of the State of Delaware, it will have full power and authority to execute, deliver and perform its obligations under such Supplemental Indenture, officers' certificate and Debt Security and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Debt Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statements, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby, (iii) all such Debt Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company (if applicable) and the other parties thereto.

         With respect to our opinions expressed above as they relate to provisions of the Senior Indenture relating to Securities (as defined in the Senior Indenture) denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect to an obligation denominated in any such other currency would be rendered in such other currency and would be covered into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply. Further to the foregoing, we express no opinion as to Clause (B) of the proviso to the definition of "Outstanding" in Section 101 of the Senior Indenture, or as to Section 114 or 115 of the Senior Indenture.

         Further, we express no opinion as to any provision which: (1) relates to severability or separability, or to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules; (2) relates to indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those
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laws or which might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, fraud or unlawful conduct or an indemnified or exculpated party; (3) contains any agreement to agree with respect to compensation of the Trustee; or (4) purports to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing between the parties. We have also assumed in connection with our opinion that all times material thereto there will be a single trustee appointed and acting for the holders of all series of Debt Securities from time to time issued and outstanding under the Senior Indenture.

         Further, we express no opinion as to the parenthetical expression contained in Section 607(l) of the Senior Indenture.

         We express no opinion other than as to the laws of the State of New York and, to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this option as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express prior written consent.

                                    Very truly yours,

                                    /s/ ANDREWS & KURTH MAYOR, DAY, CALDWELL &
                                        KEETON L.L.P.